UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): July 23, 2007

Urologix, Inc.

(Exact name of Registrant as Specified in its Charter)

Minnesota

(State Or Other Jurisdiction Of Incorporation)

000-28414	41-1697237
(Commission File Number)	(I.R.S. Employer Identification No.)

14405 21st Avenue North Minneapolis, MN	55447
(Address Of Principal Executive Offices)	(Zip Code)

(763) 475-1400

Registrant’s Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Items under Sections 1 through 4 and Sections 6 through 9 are not applicable and therefore omitted.

ITEM 5.03	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On July 23, 2007, the Compensation Committee (the “Committee”) of the Board of Directors of Urologix, Inc. (the “Company”) recommended and the Board of Directors adopted the 2008 cash bonus program (the “Program”) and the performance goals under the Program for the Company’s current executive officers, Fred B. Parks, Chief Executive Officer, and Elissa J. Lindsoe, Chief Financial Officer (the “Executives”). The Compensation Committee retains the discretion to modify the terms of the Program and to grant cash bonuses or other compensation to the Executives outside the Program.

The performance goals under the Program consist of quarterly net earnings before taxes and individual fiscal year objectives for each of the Executives as determined by the Committee, with the measures weighted such that up to 30% of the bonus will relate to achievement of individual objectives and, at the target level, 70% of the bonus will relate to the Company’s achievement of quarterly net earnings before taxes. The cash bonus amount relating to the achievement of quarterly net earnings before taxes will be adjusted if the Company’s quarterly financial performance either exceeds or is less than the target level for net earnings before taxes for that quarter, up to an increase or decrease in this component of the total cash bonus amount of up to 50%. Under the Program, if quarterly net earnings before taxes do not meet at least the minimum amount set by the Committee for that quarter, the Executives will not earn any bonus relating to the Company’s financial performance for such quarter. At the end of each quarter, the Committee will review the Company’s financial performance and each Executive’s performance against the personal objectives established by the Committee to determine eligibility for, and amount of, any cash bonus under the Program. While bonus amounts under the Program may be earned on a quarterly basis, payouts of the cash bonus will be made following the Committee’s determinations at the end of each quarter to those Executives who continue to be employed as of the end of the quarter.

Under the Program, Fred B. Parks is eligible for a bonus of 50% of his salary if he achieves his personal objectives in full and if the Company achieves the target amount of net earnings before taxes for each of the quarters of 2008. Under the Program, Elissa J. Lindsoe is eligible for a bonus of 40% of her salary if she achieves her personal objectives in full and if the Company achieves the target amount of net earnings before taxes for each of the quarters of 2008.

The following table shows the amounts payable to Mr. Parks and Ms. Lindsoe at the minimum, target, and maximum level of the Company’s achievement of quarterly net earnings before taxes for 2008 and the maximum amounts payable in respect of the Executive’s achievement of personal objectives, based upon their respective annual base salaries as currently in effect:

	2008 Cash Bonus Program
Name of Executive	Minimum Amount Payable In Respect of Company Performance	Target Amount Payable In Respect of Company Performance	Maximum Amount Payable In Respect of Company Performance	Maximum Amount Payable In Respect of Personal Objectives
Fred B. Parks	$55,650	$111,300	$166,950	$47,700

Elissa J. Lindsoe	$25,200	$50,400	$75,600	$21,600

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

UROLOGIX, INC.

By:	/s/ Fred B. Parks
Fred B. Parks
Chief Executive Officer

Date: July 27, 2007